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                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Data Dimensions, Inc.
One Bellevue Center
411 - 108th Avenue NE, Suite 2100
Bellevue, Washington 98004

         RE:      DATA DIMENSIONS, INC. FORM S-8


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Data Dimensions, Inc. of our report dated February 17, 1998, appearing on page F-2 of Data Dimensions, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.



BDO SEIDMAN, LLP

Seattle, Washington
September 10, 1998